Exhibit 99.6

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is made effective as of January 13, 2017 ("Effective Date"), by and between Auxilio, Inc., a Nevada corporation ("Company") and Michael H. McMillan ("Executive"). This Agreement is entered into pursuant to a transaction contemplated by that certain Purchase Agreement (as defined below) wherein Company purchased all of the capital stock of CynergisTek, Inc., a Texas corporation ("CynergisTek").
The parties agree as follows:
1. Employment; Release of Claims.
1.1 Employment. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.
1.2 Release of Claims. This Agreement supersedes in its entirety any employment agreement, oral or in writing, or comparable arrangements between Executive and Company or its wholly-owned subsidiary CynergisTek in effect prior to the Effective Date. Except for non-employment related obligations of CynergisTek, Executive hereby relinquishes and unconditionally waives any claim or entitlement to any severance pay or other post-termination benefits from Company or CynergisTek pursuant to any agreement in effect prior to the Effective Date, and hereby discharges and releases any claims against Company and CynergisTek relating to anything done or omitted to be done with respect to Executive's employment up to the date of this Agreement.
2. Duties.
2.1 Position. Executive is employed as President and Chief Strategy Officer of Company, and shall have the duties and responsibilities set forth on Exhibit B and such other comparable duties as may be reasonably assigned by the Company's Chief Executive Officer from time to time. Executive shall perform faithfully and diligently all duties assigned to Executive. Company reserves the right to modify Executive's duties at any time in its sole and absolute discretion.  Executive shall also serve as the Chief Executive Officer of CynergisTek.
2.2  Best Efforts/Full-time. Executive will expend Executive's best efforts on behalf of Company and its subsidiaries, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act in the best interest of Company at all times. Executive shall devote Executive's full business time and efforts to the performance of Executive's assigned duties for Company, unless Executive notifies Company's board of directors (the "Board of Directors") in advance of Executive's intent to engage in other paid work and receives the Board of Directors' express written consent to do so.

3. Term.
3.1 Initial Term. The employment relationship pursuant to this Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing for a period of thirty-six (36) months. ("Initial Term"), unless sooner terminated in accordance with paragraph 7 below.
3.2  Renewal. On completion of the Initial Term specified in subparagraph 3.1 above, this Agreement will automatically renew for subsequent 12 month terms unless either party provides advance written notice to the other that such party does not wish to renew the Agreement for a subsequent 12 months. In the event either party gives notice of nonrenewal pursuant to this subparagraph 3.2, this Agreement will expire at the end of the current term.
4. Compensation.
4.1 Base Salary. As compensation for Executive's performance of Executive's duties hereunder, Company shall pay to Executive the amount set forth in the Exhibit A, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. In the event Executive's employment under this Agreement is terminated by either party, for any reason, Executive will be entitled to receive Executive's Base Salary prorated to the date of termination.
4.2 Incentive Compensation. Executive will be eligible to earn incentive compensation in accordance with the provisions set forth in Exhibit A.
4.3 Equity Compensation.  From time to time, Executive may be granted stock options to purchase shares of Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant.
5. Customary Fringe Benefits. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company's benefit plan documents. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive.
6. Business Expenses. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies.
7. Termination of Executive's Employment.
7.1 Termination for Cause by Company. Although Company anticipates a mutually rewarding employment relationship with Executive, Company may terminate Executive's employment immediately at any time for Cause. For purposes of this Agreement, "Cause" is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive's obligations or otherwise relating to the business of Company; (b) Executive's material breach of this Agreement; and (c) Executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude. In the event Executive's employment is terminated in accordance with this subparagraph 7.1, (i) Executive shall be entitled to receive Executive's Base Salary prorated to the date of termination, (ii) all other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished and (iii) Executive will not be entitled to receive the Severance Payment described in subparagraph 7.3 below.

7.2 Termination Without Cause by Company/Severance; Change of Control.
(a) Company may terminate Executive's employment under this Agreement without Cause at any time on thirty (30) days' advance written notice to Executive. In the event of (i) such termination without Cause, or (ii) Executive's inability to perform the essential functions of Executive's position due to a mental or physical disability or Executive's death,  Executive will receive the Base Salary then in effect and full target annual bonus, prorated to the date of termination, and a "Severance Payment" equivalent to (a) payment of compensation for an additional twelve months, payable as a lump sum, and (b) the acceleration of all unvested stock options and warrants then held by Executive; provided, however, that if Company terminates the employment of Executive without Cause, and Company Business met the Minimum EBITDA Benchmark for the Calculation Period (each as defined in the Purchase Agreement) immediately prior to such termination event, the Severance Payment would be in an amount equal to Executive's Base Salary for any remaining period after Executive's employment terminates for which he is subject to non-competition covenants under this Agreement, payable in a lump sum, and acceleration of all unvested stock options and warrants then held by Executive. All Severance Payments are conditioned on Executive: (i) complying with all surviving provisions of this Agreement as specified in subparagraph 13.8 below; and (ii) executing a full general release, releasing all claims, known or unknown, that Executive may have against Company (and any subsidiaries and affiliates of Company) arising out of or any way related to Executive's employment or termination of employment with Company (the "Release").  The Severance Payment will be made on the sixtieth (60th) day following the Executive's termination of employment provided that the Release has been executed by Executive and became irrevocable prior to such date.  Company will provide the form of release to Executive within five (5) business days following Executive's termination.
(b) As used herein, "Change of Control" means: (i) a sale of all or substantially all of the assets of Company; (ii) a merger or consolidation in which Company is not the surviving entity and in which the holders of Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction or, where the surviving entity is a wholly-owned subsidiary of another entity, the surviving entity's parent; or (iii) a reverse merger in which Company is the surviving entity but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities of the surviving entity's parent, cash or otherwise, and in which the holders of Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of Company or, where Company is a wholly-owned subsidiary of another entity.

(c) In the event that the benefits provided to Executive under this Agreement, and any other agreements, plans or arrangements to which Executive may be a party with Company, cause Executive to incur an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the "Code") or any corresponding provisions of applicable state tax law in connection with a Change of Control, then Company will pay Executive an additional amount sufficient to reimburse Executive for (i) the excise tax imposed on such benefits, and (ii) the federal and state income, employment and excise taxes, determined on a fully "grossed-up" basis, imposed on the benefits payments provided.  Company shall be entitled to withhold from the payment required hereunder such taxes as it may be required to withhold under applicable tax law, and any such withheld taxes shall be treated as paid to you hereunder.  The tax gross-up payments provided for in this Section 7.2(c) shall be paid to Executive as soon as administratively practicable following the date the amount is determined by Executive, but in no event will the payment be made later than the sixtieth (60th) day following the end of the taxable year in which the related taxes are remitted to the taxing authority.
7.3 Voluntary Resignation by Executive for Good Reason/Severance. Executive may voluntarily resign Executive's position with Company for Good Reason, at any time on thirty (30) days' advance written notice. In the event of Executive's resignation for Good Reason, Executive will be entitled to receive the Base Salary then in effect, prorated to the date of termination, and the Severance Payment described in subparagraph 7.2. above, provided Executive complies with all of the conditions in subparagraph 7.2. above. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will be deemed to have resigned for Good Reason in the following circumstances: (a) Company's material breach of this Agreement; (b) Executive's Base Salary is reduced by more than 10% below Executive's salary in effect at any time during the preceding twelve months, unless the reduction is made as part of, and is generally consistent with, a general reduction of senior executive salaries; (c) Executive's position and/or duties are modified so that Executive's duties with Company are materially inconsistent with the duties set forth on Exhibit B, or Executive no longer reports to Company's Chief Executive Officer; and (d) Company relocates Executive's principal place of work to a location more than sixty (60) miles from Executive's current location, without Executive's prior written approval.  A termination for Good Reason by Executive shall not occur unless Executive provides Company written notice of the existence of the condition described in clauses (a) – (d) above within a period not to exceed ninety (90) days from the initial existence of the condition stating the basis for the termination for Good Reason.  Company will have the opportunity for a period of thirty (30) days from the receipt of Executive's notice to cure the condition described as the basis for Executive's termination for Good Reason.
7.4 Voluntary Resignation by Executive Without Good Reason. Executive may voluntarily resign Executive's position with Company without Good Reason, at any time after the Initial Term, on thirty (30) days' advance written notice. In the event of Executive's resignation without Good Reason, Executive will be entitled to receive only the Base Salary for the thirty-day notice period and no other amount for the remaining months of the current term, if any. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. In addition, executive will not be entitled to receive the Severance Payment described in subparagraph 7.2 above.

7.5 Termination of Employment Upon Nonrenewal. In the event executive decides not to renew this Agreement for a subsequent 12 months in accordance with subparagraph 3.2 above, the Agreement will expire, Executive's employment with Company will terminate and Executive will only be entitled to Executive's Base Salary paid through the last day of the current term. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to the Severance Payment described in subparagraph 7.2 above.  In the event the Company decides not to renew this Agreement for a subsequent 12 months after the Initial Term in accordance with subparagraph 3.2 above, it will be deemed a Termination without Cause in accordance with clause 7.2 and Executive will be entitled to all compensation including severance as outlined in clause 7.2.
8. No Conflict of Interest. During the term of Executive's employment with Company and during any period Executive is receiving payments from Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Executive's employment with Company, as may be determined by the Board of Directors in its sole discretion. If the Board of Directors believes such a conflict exists during the term of this Agreement, the Board of Directors may ask Executive to choose to discontinue the other work or resign employment with Company. If the Board of Directors believes such a conflict exists during any period in which Executive is receiving payments pursuant to this Agreement, the Board of Directors may ask Executive to choose to discontinue the other work or forfeit the remaining severance payments. In addition, Executive agrees not to refer any client or potential client of Company to competitors of Company, without obtaining Company's prior written consent, during the term of Executive's employment and during any period in which Executive is receiving payments from Company pursuant to this Agreement.
9. Confidentiality and Proprietary Rights. Executive agrees to read, sign and abide by Company's Employee Innovations and Proprietary Rights Assignment Agreement, which is provided with this Agreement and incorporated herein by reference.
10. Non-Solicitation; Non-Competition. Executive and Company understand and agree that the purpose of this Section 10 is solely to protect Company's legitimate business interests, including, but not limited to confidential information and trade secrets, partner relationships and goodwill, and Company's competitive advantage in the operation of the Business or provision of Services (each as hereinafter defined). This Section 10 is not intended to impair, nor will it impair, Executive's ability or right to work or earn a living. Executive and Company further understand and agree that this Section 10 represents an important element of this Agreement, and is a material inducement to Company entering into this Agreement, without which Company would not have entered into this Agreement and the Purchase Agreement (as hereinafter defined).

10.1 Nonsolicitation of Customers or Prospects. Executive acknowledges that information about Company's customers and business methods is confidential and constitutes trade secrets and is essential to the goodwill of Company. Accordingly, Executive agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.
10.2 Nonsolicitation of Company's Employees. Executive agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's business by soliciting, encouraging or attempting to hire any of Company's employees or causing others to solicit or encourage any of Company's employees to discontinue their employment with Company.
10.3 Non-Competition.  Executive agrees that, for a period of thirty-six (36) months from the Effective Date,  whether or not Executive is employed by Company, Executive shall not, directly or indirectly: (A) perform services in the healthcare information technology consulting industry, any other business in which Company engages during the term of this Agreement with the involvement of Executive, or any other business in which CynergisTek and/or its affiliates was engaged at any time during the three (3) years prior to the Effective Date (the "Business") anywhere in the United States of America (the "Restricted Territory"), including providing funds for the same; (B) provide services routinely performed for customers or clients ("Customers") (directly or indirectly) in the operation of the Business ("Services") in the Restricted Territory; (C) solicit any customer of the Business for purposes of providing Services; (D) accept as a customer any Customer for purposes of providing Services; (E) induce or attempt to induce any employee of Company to terminate his or her employment with Company; (F) employ, or engage as an independent contractor, any employee of Company; (G) interfere with the business relationship between a Customer or employee and Company; or (H) encourage any person to engage in any of the foregoing activities, including but not limited to providing financing, directly or indirectly, for any of the foregoing activities; provided, however, that the foregoing will not restrict the ability of the Executive to purchase or otherwise acquire up to two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.
10.4 Reasonable Restrictions. Executive hereby agrees that the covenants in this Agreement are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by Company and the substantial knowledge and goodwill Executive has acquired with respect to the Business. Notwithstanding the foregoing, in the event that at the time of enforcement of any provision of this Section 10.3 a court or other tribunal will hold that the restrictions in this Section 10.3 are unreasonable or unenforceable under circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. The period of any restriction set forth in this Section 10 shall be extended by any period of time that Executive is or has been found to be in breach of any provision in this Section 10.

10.5 Purchase Agreement. This Agreement is entered into in connection with that certain Stock Purchase Agreement dated effective as of the date hereof among Company, CynergisTek and certain stockholders of CynergisTek (the "Purchase Agreement").  Executive acknowledges that the foregoing covenant (i) is reasonable in its duration and scope, (ii) is of material importance to Company, which would not have entered into the transactions contemplated by the Stock Purchase Agreement, but for obtaining such a covenant from the Executive, and (iii) if any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities, or definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable terms shall be redefined to carry out Company's and Executive's intent in agreeing to these restrictive covenants. Executive also acknowledges that the covenants and agreements he has made in the Purchase Agreement are independent of the covenants and agreements in this Agreement.
11. Injunctive Relief. Executive acknowledges that Executive's breach of the covenants contained in paragraphs 8-10 would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.
12. Agreement to Arbitrate. To the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for workers' compensation, unemployment insurance benefits and Company's right to obtain injunctive relief pursuant to paragraph 11 above are excluded. For the purpose of this agreement to arbitrate, references to "Company" include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of Company.
12.1 Consideration. The mutual promise by Company and Executive to arbitrate any and all disputes between them rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

12.2 Initiation of Arbitration. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.
12.3 Arbitration Procedure. The arbitration will be conducted in Irvine, California by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of Delaware, and only such power, and shall follow the law. In the event the arbitrator does not follow the law, the arbitrator will have exceeded the scope of his or her authority and the parties may, at their option, file a motion to vacate the award in court. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.
12.4 Costs of Arbitration. Each party shall bear one half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.
13. General Provisions.
13.1 Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement.
13.2 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
13.3 Attorneys' Fees. Each side will bear its own attorneys' fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys' fees to the prevailing party.
13.4 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
13.5 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

13.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California. Each party consents to the jurisdiction and venue of the state or federal courts in Orange County, California, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.
13.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.
13.8 Code Section 409A.

(a) This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under this Agreement become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code or (b) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (collectively, "Section 409A Penalties"), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties.  Notwithstanding anything to the contrary in this Agreement, to the maximum extent permitted by applicable law, the Severance Payments payable to Executive pursuant to this Agreement shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9)(iii) (relating to separation pay plans) or Treasury Regulation Section 1.409A-1(b)(4) (relating to short-term deferrals).

(b) With respect to any amounts payable to Executive under this Agreement in connection with a termination of Executive's employment that would be considered "non-qualified deferred compensation" under Section 409A of the Code, in no event shall a termination of employment be considered for purposes of the time of payment of such amounts to have occurred under this Agreement unless such termination constitutes Executive's "separation from service" with Company as such term is defined in Treasury Regulation Section 1.409A-1(h), and any successor provision thereto ("Separation from Service").

(c) If Executive is deemed at the time of Executive's Separation from Service to be a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited payment under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive's termination benefits shall not be provided to the Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of Executive's Separation from Service or (B) the date of Executive's death.  Upon the earlier of such dates, all payments deferred pursuant to this Section 13.8(c) shall be paid in a lump sum to Executive (or Executive's estate).  The determination of whether Executive is a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of Executive's Separation from Service shall be made by Company in accordance with the terms of Section 409A of the Code, and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

(d) For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Executive may be eligible to receive under this Agreement shall be treated as a separate and distinct payment and shall not collectively be treated as a single payment.

(e) Notwithstanding anything to the contrary in this Agreement or in any Company policy with respect to such payments, in-kind benefits and reimbursements provided under this Agreement during any tax year of Executive shall not affect in-kind benefits or reimbursements to be provided in any other tax year of Executive and are not subject to liquidation or exchange for another benefit.  Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be made to Executive as soon as administratively practicable following such submission in accordance with Company's policies regarding reimbursements, but in no event later than the sixtieth (60th) day following the end of the taxable year in which the expense was incurred.  The foregoing provisions relating to in-kind benefits and reimbursements shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.

13.8 Survival. Sections 8, 9, 10, 11, 12, 13 and 14 of this Agreement shall survive Executive's employment by Company.
14. Entire Agreement. This Agreement, including the Employee Innovations and Proprietary Rights Assignment Agreement incorporated herein by reference and Company's stock option plan and related option documents relating to any equity compensation in paragraph 4.3 of this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Directors of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
[Signature Page Follows]

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE EFFECTIVE DATE.
/s/ Michael H. McMillan
Michael H. McMillan

By:          /s/ Joseph J. Flynn
 Joseph J. Flynn
Chief Executive Officer
AUXILIO, Inc.
27271 Las Ramblas, Ste. 200
Mission Viejo, CA 92691

EXHIBIT A
COMPENSATION PLAN

Base Salary:
Executive will be entitled to an annual Base Salary for the Initial Term of $250,000.
Incentive Compensation:
The Executive will be entitled to an annual bonus (the "Bonus"), calculated as follows.  Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement:
1.	The Bonus for calendar year 2017 shall be $100,000.
2.
The Bonus for calendar year 2018 shall be (a) the EBITDA for the 2018 Calculation Period divided by (b) the Fourth EBITDA Benchmark for the 2018 Calculation Period (such quotient, the "2018 Bonus Ratio"), multiplied by (c) $100,000; provided however that (i) if the 2018 Bonus Ratio is less than 0.8, the Bonus for calendar year 2018 shall be zero, and (ii) the maximum Bonus for calendar year 2018 shall be $120,000.

3.
The Bonus for calendar year 2019 shall be (a) the EBITDA for the 2019 Calculation Period divided by (b) the Fourth EBITDA Benchmark for the 2019 Calculation Period (such quotient, the "2019 Bonus Ratio"), multiplied by (c) $100,000; provided however that (i) if the 2019 Bonus Ratio is less than 0.8, the Bonus for calendar year 2019 shall be zero, and (ii) the maximum Bonus for calendar year 2019 shall be $120,000.

4.	For years in the Term after 2019, if applicable, the Bonus will be based upon parameters established by Company's Board of Directors.
5.
The Bonus for calendar year 2017 will be paid between January 1, 2018 and March 1, 2018.  All other Bonuses earned hereunder shall be paid within five business days after the later of (i) final calculation of EBITDA in accordance with the Purchase Agreement, and (ii) Company's filing of its annual report on Form 10-K with the Securities and Exchange Commission; provided however that in all cases, Bonuses shall be paid between January 1 and December 31 of the calendar year immediately following the calendar year to which the applicable Bonus relates.

EXHIBIT B
DUTIES
Executive shall perform duties for the Company and its subsidiaries CynergisTek, Inc. and Delphiis, Inc. which are substantially similar to those duties that Executive has performed on behalf of CynergisTek, Inc. during the twelve months prior to the Effective Date, including, without limitation, responsibility for executive leadership and business development strategy.  Executive shall also perform additional duties as reasonably assigned by the Company's Chief Executive Officer and/or Board of Directors in order to advance the interests of the Company and its subsidiaries.